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                                                                   EXHIBIT 10.30

                                AGREEMENT OF SALE


         THIS AGREEMENT OF SALE (this "Agreement") is made and entered into this 3rd day of January, 2000, by and between HOME INTERIORS & GIFTS,
INC., a Texas corporation, ("Seller"), and LINCOLN PROPERTY COMPANY COMMERCIAL, INC., a Texas corporation, and/or its assigns or affiliates ("Purchaser");

                                   WITNESSETH:

                                    ARTICLE I

                        SALE AND PURCHASE OF THE PROPERTY

         1.01 Agreement to Sell and Convey. Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, subject to the terms and conditions hereinafter set forth, that certain parcel of land containing approximately 317,517.60 square feet (7.2892 acres) located at the SEC of Freeport Parkway and Burns Street in the City of Coppell, County of Dallas, State of Texas, together with all of the improvements located thereon, if any (collectively, the "Land"), as depicted on the site plan ("Site Plan") attached hereto as Exhibit "A" and made a part hereof for all purposes (a metes and bounds legal description of the Land shall be attached hereto as Exhibit "B" upon completion of the Survey (defined below) and shall be as set forth on said Survey, subject to the approval of same by Purchaser, Seller and the Title Company (as defined below), together with the following:

                  (a) All and singular of Seller's rights and appurtenances pertaining to the Land, including all right, title and interest of Seller in and to adjacent streets, roads, alleys, utilities, easements and rights-of-way, and awards made or to be made in connection therewith; and

                  (b) Such other rights, interests and properties as may be specified in this Agreement to be sold, transferred, assigned or conveyed by Seller to Purchaser, including, without limitation, all utility deposits heretofore made by or on behalf of Seller with respect to the Property.

The Land and all rights and appurtenances in anyway pertaining or belonging thereto are hereinafter collectively called the "Property".

         1.02 Purchase Price. The purchase price (the "Purchase Price") to be paid for the Property shall be SEVEN HUNDRED FOURTEEN THOUSAND FOUR HUNDRED FOURTEEN DOLLARS AND 50/100 DOLLARS ($714,414.50). The Purchase Price has been determined on the basis of the Property containing approximately 317,517.60 square feet (7.2892 acres) and a purchase price per square foot of $2.25. The Purchase Price, as adjusted by closing costs and prorations as hereinafter provided, shall be paid by Purchaser to Seller in cash at the Closing.


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         1.03 Earnest Money Deposit. For the purpose of securing the performance of Purchaser under the terms and provisions of this Agreement, on or before the expiration of three (3) business days following the date hereof, Purchaser shall deliver to American Title Company, 6029 Belt Line Road, Suite 250, Dallas, Texas 75240, Attention: Shea Sides (the "Title Company"), an earnest money deposit in the amount of TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00) (the "Escrow Deposit"). The Escrow Deposit shall be invested by the Title Company in a federally insured savings account or certificate of deposit as designated from time to time by Purchaser, and all interest earned with respect thereto shall be for the sole account of Purchaser, notwithstanding the final disposition of the Escrow Deposit hereunder. The Escrow Deposit shall be held and disbursed by the Title Company in the manner set forth hereunder and, provided the transactions contemplated under this Agreement are fully consummated by the parties in accordance with the provisions hereof, shall be applied by the Title Company towards Purchaser's payment of the Purchase Price at Closing.

                                   ARTICLE II

          SURVEY AND TITLE COMMITMENT; PERMITTED EXCEPTIONS; INSPECTION

         2.01 Preliminary Title Report. Within thirty (30) days after the date hereof, Seller at Seller's sole cost and expense, shall cause the Title Company to issue and deliver to Purchaser and Seller a title commitment (the "Title Commitment"), accompanied by two (2) legible copies of all recorded documents affecting the Property and which would constitute encumbrances against the Property at the Closing. Purchaser shall give Seller written notice on or before the expiration of thirty (30) days after Purchaser's receipt of the Title Commitment, two (2) legible copies of all recorded documents affecting the Property and the Survey provided in Section 2.02 below if the condition of title as set forth in the Title Commitment and the Survey is not satisfactory. In the event Purchaser determines that the condition of title or any exceptions to title are not satisfactory, Seller may (but shall not be obligated), at Seller's sole cost and expense, promptly undertake to eliminate or modify all such unacceptable matters to the satisfaction of Purchaser. In the event Seller is unable or unwilling to satisfy Purchaser's objections within ten (10) days after receipt of notice thereof from Purchaser, Purchaser may, at its option, either
(i) accept title subject to the objections raised by Purchaser, without an adjustment in the Purchase Price, in which event such objections shall be deemed to be waived for all purposes, or (ii) terminate this Agreement, in which event the Escrow Deposit shall be promptly returned to Purchaser by the Title Company and this Agreement shall be of no further force or effect.

         2.02 Current Survey. Within thirty (30) days after the date hereof, Seller, at Seller's sole cost and expense, shall obtain a current survey (the "Survey") of the Property prepared by a registered professional surveyor acceptable to Purchaser and licensed in the State of Texas and containing a surveyor's certification in a form acceptable to Purchaser.

         2.03 Permitted Exceptions. The Property shall be conveyed to Purchaser subject to no liens, charges, encumbrances, exceptions, or reservations of any kind or character other than the easements, exceptions and other encumbrances (the "Permitted Exceptions"), if any, described in the typed exceptions on Schedule B of the Title Commitment as approved by Purchaser, provided that (i) if requested by Purchaser, the survey exception shall be deleted except as to "shortages in area,"


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at Purchaser's sole cost and expense, (ii) the exception as to rights of parties in possession shall be deleted, and (iii) the exception relating to taxes shall be limited to taxes for the current year not yet due or payable. All taxes assessed because of a change of use or ownership of the Property on or after the Closing Date, together with all interest and penalties payable with respect thereto (such taxes, interest and penalties being collectively called the "Rollback Taxes"), shall be for the account of Seller and shall be paid by Seller at the Closing or, if assessed after the Closing, immediately upon receipt of request therefor from Purchaser. The obligations of Seller under this
Section 2.03 shall survive the Closing.

         2.04 Document Delivery. Within thirty (30) days after the date hereof (such thirty (30) day period being called the "Document Delivery Period"), Seller shall provide to Purchaser, to the extent Seller is not legally restricted from doing so, true, correct and complete copies of all soil, engineering and environmental reports in Seller's possession. If any of such reports have been restricted as to disclosure by the consultant(s) which prepared such report(s), Seller shall use its reasonable, good faith efforts to obtain the consent of such consultant(s) to the release of such report(s) to Purchaser. Further, Seller shall make available, at Seller's office, for review, relevant information relating to any drainage problems in, on or under the Property, copies of existing surveys, plans and/or proposals for development on the Property for office/warehouse/light industrial uses, zoning information, commitments made to governmental authorities, tax statements, studies relating to the Property, required consents to the sale of the Property, if any, and if available, as-built plans and specifications (collectively, the "Work Product").

         2.05 Inspection Period. Purchaser shall have until 5:00 p.m. (Dallas, Texas time) on the date which is sixty (60) days following the date of Purchaser's receipt of the Title Commitment (including all underlying documents) and the Survey from Seller (the "Inspection Period"), within which to make all inspections and investigations desired by Purchaser and in which to satisfy itself as to the economic feasibility of the Property. Seller hereby grants Purchaser and its agents and employees access to the Property at all times while this Agreement remains in effect for the purpose of performing tests and other evaluations on and with respect to the Property. If, within the Inspection Period, Purchaser determines that it does not desire to purchase the Property for any reason, it may give notice of such fact to Seller and the Title Company and this Agreement shall immediately terminate without further liability on the part of Purchaser or Seller and the Escrow Deposit shall be immediately returned to Purchaser. In the event Purchaser fails to give Seller written notice that Purchaser has elected to continue (i.e., not terminate) this Agreement on or before the expiration of the Inspection Period, this Agreement shall be deemed terminated by Purchaser effective as of the expiration of the Inspection Period without further liability on the part of Purchaser or Seller (except as expressly set forth herein) and the Escrow Deposit shall be immediately returned to Purchaser. In this regard, Purchaser has paid to Seller contemporaneously with the execution of this Agreement the sum of Ten Dollars ($10.00) for the right to terminate this Agreement as provided for in this Section 2.05, and Seller acknowledges the receipt and sufficiency of said Ten Dollars ($10.00).


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                                   ARTICLE III

                       PROVISIONS WITH RESPECT TO CLOSING

         3.01 Closing Date. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place in the offices of the Title Company on or before the date which is thirty (30) days after the final day of the Inspection Period, not later than 5:00 p.m., Dallas, Texas time (the "Closing Date").

         3.02 Seller's Obligations at Closing. At the Closing, Seller shall do the following:

                  (a) Execute, acknowledge, and deliver to the Title Company (for the benefit of Purchaser and to be delivered to Purchaser at the Closing) a Special Warranty Deed in a form reasonably acceptable to Purchaser, conveying the Property to Purchaser subject only to the Permitted Exceptions.

                  (b) Cause to be furnished and delivered to Purchaser, at the sole cost and expense of Seller, an owner's title insurance policy (the "Owner Title Policy") issued by the Title Company, insuring good and indefeasible fee simple title to the Property in Purchaser in a face amount equal to the Purchase Price, and containing no exceptions other than the Permitted Exceptions and other exceptions, if any, which Purchaser may, in Purchaser's sole discretion, consent to in writing. Purchaser may, at Purchaser's expense, cause the Title Company to delete the "areas and boundaries" exception from the Owner Title Policy (except as to "shortages in area" only). Seller shall cause the Title Company to show all taxes paid for all prior years.

                  (c) Deliver to the Title Company (if required) acceptable evidence of the due authorization of Seller to consummate the transactions provided herein.

                  (d) Execute and deliver to the Title Company (for the benefit of Purchaser and to be delivered to Purchaser at the Closing) a Non-Foreign Affidavit stating, under penalty of perjury, that Seller is not a "foreign person" as that term is defined in Section 1445 of the Internal Revenue Code of 1986 as amended. If Seller is a "foreign person," or if Seller fails to deliver the Non-Foreign Affidavit, then the Title Company shall withhold from the sales proceeds an amount sufficient to comply with applicable tax law and deliver the same to the Internal Revenue Service, together with appropriate tax forms.

                  (e) Execute and deliver to the Title Company (for the benefit of Purchaser and to be delivered to Purchaser at the Closing) an Assignment of Utility Deposits in a form reasonably acceptable to Purchaser, assigning to Purchaser all of Seller's right, title and interest in and to all utility deposits heretofore made by or on behalf of Purchaser with respect to the Property.


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                  (f) Deliver to the Title Company (for the benefit of Purchaser and to be delivered to Purchaser at the Closing) copies of all of the Work Product (if any) which is not legally restricted as to delivery to Purchaser.

                  (g) Pay all operating expenses, leasing expenses, commissions, capital expenditures and other expenses of the Property (if any) through the Closing Date, and provide evidence of such payment to Purchaser.

         3.03 Purchaser's Obligations at Closing. Subject to the terms, conditions and provisions hereof, and contemporaneously with the performance by Seller of its obligations set forth in Section 3.02 above, Purchaser shall deliver to the Title Company (for the benefit of Seller), cash or immediately available wire transferred funds in an amount equal to the Purchase Price, less the amount of all adjustments and prorations required hereunder.

         3.04 Closing Costs. Seller shall pay all transfer taxes (if any), Seller's legal fees, the Rollback Taxes, one-half of all recording fees, the premiums payable for the Owner Title Policy (other than the premium for the modification of the survey exception) and the cost of obtaining the Survey. The escrow fees of the Title Company shall be shared equally by Seller and Purchaser. Purchaser shall pay for all costs relating to Purchaser's engineering and environmental inspections, one-half of all recording fees, the premium payable for the modification of the survey exception in the Owner Title Policy (if requested by Purchaser), and all legal fees incurred by Purchaser in connection with this transaction.

         3.05 Proration of Taxes. Ad valorem taxes for the year of the Closing shall be prorated to the Closing Date. Seller shall be responsible for all ad valorem taxes which accrue for the period up to and including the Closing Date, and Purchaser shall be responsible for all ad valorem taxes which accrue after the Closing Date. If the Closing shall occur before the tax rate is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. Subsequent to the Closing, when the tax rate is fixed for the year in which the Closing occurs, Seller and Purchaser agree to adjust the proration of taxes and, if necessary, to refund or pay (as the case may be) such sums as shall be necessary to effect such adjustment. If a post-closing adjustment of taxes and assessments is necessary, then Seller and Purchaser shall enter into a letter agreement at the Closing providing for such adjustment. If on the Closing Date the Property is not assessed as a separate parcel for tax purposes, then Seller shall cause such taxes and assessments attributable only to the Property to be determined and certified by the taxing authority having jurisdiction over the Property as a separate parcel.

                                   ARTICLE IV

                         AFFIRMATIVE COVENANTS OF SELLER

         4.01 Payment of Assessments. Seller shall pay in full all special assessments against the Property to the date of the Closing, whether any or all installments of such assessments are matured or unmatured. In addition, Seller shall pay on or prior to the date of the Closing any delinquent ad valorem taxes assessed against the Property.


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         4.02 Inspection of the Property. Purchaser and its agents and representatives shall be entitled to enter upon the Property for inspection, testing and examination prior to the Closing (in this regard no such examination will be deemed to constitute a waiver or relinquishment on the part of Purchaser of its rights to rely on the covenants, representations, warranties or agreements made by Seller). Purchaser agrees to indemnify Seller and to hold Seller harmless from and against any and all claims, demands, causes of action, damages, liabilities, costs and expenses suffered or incurred by Seller as a result of any inspection, testing or examination of the Property by Purchaser; provided, however, that the foregoing indemnification shall not extend to claims, demands, causes of action, damages, liabilities, costs or expenses suffered or incurred by Seller as a result of (a) any acts or omissions of Seller or Seller's agents, contractors or employees, or (b) the discovery by Purchaser of any contamination, hazardous condition, violation of law or other adverse factor on or with respect to the Property.

         4.03 Indemnification. Seller agrees to indemnify and hold harmless Purchaser from and against, and to reimburse Purchaser with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs, and expenses (including attorneys' fees and court costs) asserted against or incurred by Purchaser by reason of or arising out of the ownership, maintenance, and/or operation of the Property prior to the Closing Date. The foregoing indemnity applies, without limitation, to the violation on or before the Closing Date of any Applicable Environmental Law (as defined in Section 5.08(a) below)
(a) by Seller or any of Seller's agents, employees, contractors, invitees, licensees or tenants, or (b) which occurred during the ownership by Seller of the Property. The foregoing agreements shall survive the Closing.

         4.04 Further Assurances. In addition to the obligations required to be performed hereunder by Seller at the Closing, Seller agrees to perform such other acts, and to execute, acknowledge, and/or deliver subsequent to the Closing such other instruments, documents, and other materials, as Purchaser may reasonably request in order to effectuate the consummation of the transactions contemplated herein and to vest title to the Property in Purchaser.

                                    ARTICLE V

           REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PROPERTY

         Seller represents and warrants to Purchaser as follows:

         5.01 Title. Seller has good, indefeasible and insurable title to the Property, free and clear of all mortgages, liens, encumbrances, interests, rights-of-way, easements, judgments, and other matters affecting title, except only the Permitted Exceptions.

         5.02 No Condemnation Pending or Threatened. There is no pending or, to Seller's current, actual knowledge, threatened condemnation or similar proceeding affecting the Property or any portion thereof, nor has Seller current, actual knowledge that any such action is presently contemplated.


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         5.03 Adverse Information. Seller has no current, actual knowledge of any change contemplated in any applicable laws, ordinances, or restrictions, or any judicial or administrative action, or any action by adjacent landowners, or natural or artificial conditions upon the Property, which would have a material, adverse affect upon the development and improvement of the Property for office/warehouse/light industrial purposes.

         5.04 Commitments to Governmental Authorities. No commitments have been made by or on behalf of Seller to any governmental authority, utility company, school board, church or other religious body, or any homeowners or homeowners' association, or to any other organization, group, or individual, relating to the Property which would impose an obligation upon Purchaser or its successors and assigns to make any contribution or dedications of money or land or to construct, install, or maintain any improvements of a public or private nature on or off the Property; and, to Seller's current, actual knowledge, no governmental authority has imposed any requirement that any developer of the Property pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with any development of the Property or any part thereof. The provisions of this Section 5.04 shall not apply to any regular or nondiscriminatory local real estate or school taxes assessed against the Property.

         5.05 Pending Litigation. There are no legal actions, suits, or other legal or administrative proceedings, including condemnation cases, pending or, to Seller's current, actual knowledge, threatened, against or affecting the Property, and Seller is not actually aware of any facts which might result in any such action, suit or other proceedings.

         5.06 Parties in Possession. As of the Closing Date, there will be no parties in possession of any portion of the Property as lessees, tenants at sufferance, trespassers or otherwise, unless approved by Purchaser in writing.

         5.07 Environmental Hazards.

                  (a) To Seller's current, actual knowledge, neither the Property nor Seller is currently in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or any remedial obligations under any applicable laws pertaining to health or the environment (hereinafter collectively sometimes called "Applicable Environmental Laws"), including without limitation the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Texas Water Code and the Texas Solid Waste Disposal Act.

                  (b) To Seller's current, actual knowledge, no hazardous substances or solid wastes are present on the Property nor have any such hazardous substances or solid wastes been stored or deposited upon, disposed of or otherwise released on or to the Property. The terms "hazardous substance" and "release" shall have the meanings specified in CERCLA and the terms "solid waste" and "disposal" (or "dispose") shall have the meanings specified in RCRA; provided, to the extent that the laws of the State of Texas establish a meaning for


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         "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meanings shall apply.

         5.08 Contracts. There are no service, maintenance, management or other contracts or agreements in effect with respect to the Property which will survive the Closing.

         5.09 Compliance with Laws. To Seller's current, actual knowledge, Seller has complied with all applicable laws, ordinances, regulations, statutes, rules, and restrictions pertaining to and affecting the Property. To Seller's current, actual knowledge, performance of this Agreement will not result in any breach of, or constitute any default under, or result in the imposition of, any lien or encumbrance upon the Property under any agreement or other instrument to which Seller is a party or by which Seller or the Property might be bound.

         5.10 Information Correct. All statements made herein by Seller are true and correct in all material respects, and, to Seller's current, actual knowledge, the information provided and to be provided by Seller to Purchaser relating to this Agreement does not and will not contain any statement which, at the time and in the light of circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact (which is known, or in the exercise of reasonable diligence by Seller, should have been known) necessary in order to make any statement contained therein not false or misleading in any material respect.

         5.11 Governmental Approvals; Zoning. Seller has no current, actual knowledge of any fact, condition or impediment which would prevent Purchaser from obtaining all necessary building permits from the City of Coppell and all governmental authorities for the construction of an office/warehouse/light industrial building upon the Property.

         5.12 Current, Actual Knowledge of Seller. Seller hereby represents and warrants to Purchaser that Jim King is a representative of Seller, is familiar with the Property, and is the individual representative of Seller most likely to have the knowledge described in this Article V.

         For purposes of this Article V (except as expressly stated otherwise herein), the "CURRENT, ACTUAL KNOWLEDGE OF SELLER" shall mean and be limited to the current, actual knowledge of Jim King (who is currently a representative of Seller). The representations, warranties and covenants set forth in this Article V shall be continuing and shall be true and correct on and as of the Closing Date with the same force and effect as if made at that time, and all of such representations, warranties and covenants shall survive the Closing and shall not be affected by any investigation, verification, or approval by any party hereto or by anyone on behalf of any party hereto. All of such representations, warranties and covenants shall survive the Closing for a period of two (2) years.


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                                   ARTICLE VI

                       PROVISIONS WITH RESPECT TO DEFAULT

         6.01 Default by Seller. In the event that Seller should fail to consummate the transactions contemplated herein for any reason, except Purchaser's default or any proper termination of this Agreement, or if any of Seller's representations and warranties contained herein shall not be true and correct, or if Seller shall have failed to perform any of the covenants and agreements contained herein to be performed at or prior to the Closing by Seller, Purchaser may (i) enforce specific performance of this Agreement and in such action shall have the right to recover actual damages suffered by Purchaser by reason of the delay in the acquisition of the Property or (ii) terminate this Agreement and receive an immediate refund of the Escrow Deposit.

         6.02 Default by Purchaser. In the event Purchaser should default in its obligations to purchase the Property hereunder for any reason, except a default by Seller or the termination by Purchaser of this Agreement as the result of the non-satisfaction of any conditions to Purchaser's obligations hereunder, Seller, as its sole and exclusive remedy, shall have the right to terminate this Agreement and receive the Escrow Deposit from the Title Company as liquidated damages.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

         7.01 Conditions to Purchaser's Obligations. The obligations of Purchaser hereunder to consummate the transactions contemplated hereby are subject to the satisfaction, as of the Closing Date, of each of the following conditions (any of which may be waived in whole or in part in writing by Purchaser at or prior to the Closing):

                  (a) Correctness of Representations and Warranties. The representations and warranties of Seller set forth herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on the Closing Date.

                  (b) Compliance by Seller. Seller shall have performed, observed, and complied with all of the covenants, agreements, and conditions required by this Agreement to be performed, observed and complied with by it prior to or as of the Closing.

                  (c) The Property Not Adversely Affected or Threatened. The Property, or any material part thereof, shall not have been and shall not be threatened to be materially adversely affected in any way as a result of disaster, accident, any action by the United States or any other governmental authority.

                  (d) Plat Approval. Purchaser's proposed plat and/or site plan of the Property shall be unconditionally approved by the appropriate governmental authorities of the City of Coppell.


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                  (e) Railroad Spur. Seller shall provide Purchaser with
         satisfactory evidence that all right, title and interest in and to that certain railroad spur track ("Railroad Spur") located on the Property (including without limitation, the use, operation, ownership and/or maintenance of same) held by any third party (including Seller) has been fully terminated and released of record by such third party (including Seller) pursuant to a written instrument recorded in the Official Records of Dallas County, Texas. It is understood and agreed between the parties hereto that Seller's delivery of evidence confirming the termination and recorded release of all right, title and interest held by any third party in and to the Railroad Spur (or, if applicable, the procurement of same) referenced above are conditions precedent to Purchaser's obligation to close the transactions contemplated under this Agreement; provided, however, Seller's failure to deliver and/or obtain such evidence shall not constitute an event of default by Seller hereunder.

                  (f) Drainage and Utility Easement. Seller shall provide Purchaser with satisfactory evidence that all right, title and interest in and to that certain Drainage and Utility Easement ("Drainage and Utility Easement") located on the Property (including without limitation, the use, operation, ownership and/or maintenance of same) held by any third party (including Seller) has been fully terminated and released of record by such third party (including Seller) pursuant to a written instrument recorded in the Official Records of Dallas County, Texas. It is understood and agreed between the parties hereto that Seller's delivery of evidence confirming the termination and recorded release of the Drainage and Utility Easement (or, if applicable, the procurement of same) referenced above are conditions precedent to Purchaser's obligation to close the transactions contemplated under this Agreement; provided, however, Seller's failure to deliver and/or obtain such evidence shall not constitute an event of default by Seller hereunder.

In the event that any of the foregoing conditions is not satisfied as of the Closing Date or any earlier date set forth herein, Purchaser shall have the right, at its option, to terminate this Agreement by written notice thereof given to both Seller and the Title Company, and upon receipt of such notice the Title Company shall immediately return the Escrow Deposit to Purchaser.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.01 Brokerage Fees and Commissions. Pursuant to the provisions of a separate written brokerage agreement entered into between Seller and Willis Realty Advisors ("Broker"), Seller shall be solely responsible for and shall pay a real estate commission (the "Brokerage Fee") to Broker if, and only if, the transaction described in this Agreement is closed. Except for the foregoing commission, it is agreed that if any claims for brokerage commissions or fees are ever made against Seller or Purchaser in connection with the transaction evidenced by this Agreement, all such claims shall be handled and paid by the party whose commitments form the basis of such claim. It is further agreed that each party agrees to indemnify and hold harmless the other from and against any and all


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such claims or demands with respect to any brokerage fees or agents' commissions or other compensation asserted by any person, firm, or corporation in connection with this Agreement or the transactions contemplated hereby insofar as any such claim or demand is based upon a contract or commitment of the indemnifying party. The Texas Real Estate License Act requires written notice to Purchaser that Purchaser should have an attorney examine an abstract of title to the Property or obtain a policy of title insurance. Notice to that effect is, therefore, hereby given to Purchaser.



                (REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK)


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         8.02 Notices. Any notice to be given or to be served upon any party hereto, in connection with this Agreement, must be in writing, and may be given by certified or registered mail and shall be deemed to have been given and received when a certified or registered letter containing such notice, properly addressed, with postage prepaid is deposited in the United States mails; and if given otherwise than by certified or registered mail, it shall be deemed to have been given when delivered to and received by the party to whom it is addressed. Notices, consents or other communications given by facsimile transmission ("fax") shall be deemed to have been delivered only when receipt of a fax has been confirmed in writing by the receiving party. Such notices shall be given to the parties hereto at the following addresses:

                  If to Seller:

                  Home Interiors & Gifts, Inc.
                  1649 Frankford Road West
                  Carrollton, Texas 75007
                  Attn:    Kenneth J. Cichocki
                  Telephone:        972-386-1091
                  Fax:              972-386-1106

                  With a copy to:

                  Weil, Gotshal & Manges LLP
                  100 Crescent Court, Suite 1300
                  Dallas, Texas  75201
                  Attn:  Richard P. Marshall, Esq.
                  Telephone:  (214) 746-7854
                  Fax:  (214) 746-7777

                  If to Purchaser:

                  Lincoln Property Company Commercial, Inc.
                  500 N. Akard
                  3300 Lincoln Plaza
                  Dallas, Texas  75201-3394
                  Attn:    Mr. Tom Kuhlmann
                  Telephone:     (214) 740-3300
                  Fax:           (214) 740-3404

                  With a copy to:

                  Jenkens & Gilchrist, a Professional Corporation
                  1445 Ross Avenue, Suite 3200
                  Dallas, Texas 75202
                  Attention:     William L. Sladek, Esq.
                  Telephone:     (214) 855-4379
                  Fax:           (214) 855-4300

Any party hereto may, at any time by giving five (5) days' written notice to the other party hereto, designate any other address in substitution of the foregoing address to which such notice shall be given.

         8.03 Entire Agreement; Modification. This Agreement embodies and constitutes the entire understanding among the parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

         8.04 Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         8.05 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

         8.06 Assignment. Purchaser shall have the right to assign its rights under this Agreement to any entity that is owned or controlled by, under common ownership or control with or otherwise affiliated with Purchaser or to an entity for which Purchaser intends to provide development services for a fee in connection with the development of the Property without the prior consent of Seller, provided that Purchaser's assignee must agree to perform all of Purchaser's obligations hereunder. Purchaser shall not otherwise assign its rights under this Agreement without the prior written consent of Seller, which consent shall not be unreasonably withheld, delayed or conditioned.

         8.07 Reporting Person. Seller and Purchaser designate the Title Company as the "Reporting Person" with respect to the transaction contemplated hereby for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transactions closed on or after January 1, 1991. Seller, Purchaser and the Title Company shall execute a designation agreement in a mutually acceptable form at the Closing.

         8.08 Business Days; Holidays. In the event any date for performance of any obligation of the parties under this Agreement falls on a Saturday, Sunday or other nationally recognized holiday on which national banks having offices in the State of Texas are permitted or required to close, the date for performance of such obligation shall be extended to the next day which is not a Saturday, Sunday or national recognized holiday.


                         [SIGNATURES ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written, provided, however, that for the purpose of determining "the date hereof", as used in this Agreement, such date shall be the date on which the Title Company executes this Agreement, as provided below, and acknowledges receipt of this Agreement executed by Purchaser and Seller.

                                PURCHASER:

                                LINCOLN PROPERTY COMPANY
                                COMMERCIAL, INC., a Texas corporation


                                By: /s/ THOMAS H. KUHLMAN
                                   ---------------------------------------------
                                Print:  Thomas H. Kuhlman
                                      ------------------------------------------
                                Its:    Vice President
                                    --------------------------------------------

                                Date of Execution:      January 3, 2001
                                                  ------------------------------


                                SELLER:

                                HOME INTERIORS & GIFTS, INC.,
                                a Texas corporation


                                By: /s/ KENNETH J. CICHOCKI
                                   ---------------------------------------------
                                Print: Kenneth J. Cichocki
                                Its:  Vice President and Chief Financial Officer

                                Date of Execution:      January 3, 2001
                                                  ------------------------------



                               JOINDER BY JIM KING

         JIM KING hereby joins in the execution of this Agreement for the sole purpose of acknowledging that he has reviewed and approved the representations and warranties of Seller contained in Article V of this Agreement.

Dated: January 3, 2001
      -------------------


                                    /s/ JIM KING
                                    --------------------------------------------
                                    JIM KING

                         ACCEPTANCE BY THE TITLE COMPANY


         AMERICAN TITLE COMPANY hereby acknowledges receipt of the Escrow Deposit referred to in the foregoing Agreement and agrees to accept, hold, and return such Escrow Deposit and to disburse any funds received thereunder in accordance with the provisions of such Agreement.

Dated:
        -------------------

                                   AMERICAN TITLE COMPANY


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   EXHIBIT "A"

                                    Site Plan

                                   EXHIBIT "B"

                          Legal Description of the Land



                                      B-1